EXHIBIT 99.5


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                            FORM OF LETTER TO CLIENTS

                       BOWATER CANADA FINANCE CORPORATION

                                Offer to Exchange

        7.95% Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 7.95% Notes due 2011

To Our Clients:

        Enclosed for your consideration is a prospectus of Bowater Canada Finance Corporation, a Nova Scotia unlimited liability company (the "Company"), dated December , 2001 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") relating to the offer to exchange (the "Exchange Offer") the registered 7.95% Notes due 2011 of the Company (the "Exchange Notes") for any and all outstanding 7.95% Notes due 2011 of the Company (the "Original Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company and its parent, Bowater Incorporated ("Bowater"), contained in the Exchange and Registration Rights Agreement, dated as of November 6, 2001, between the Company, Bowater and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several purchasers named in Schedule 1 to the Original Notes Purchase Agreement (the "Initial Purchasers").

        This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON JANUARY   , 2002 UNLESS EXTENDED BY
THE COMPANY (THE "EXPIRATION DATE"). ANY ORIGINAL NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        Your attention is directed to the following:

        1. The Exchange Offer is for any and all Original Notes.





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        2.The Exchange Offer is subject to certain conditions set forth in the
          Prospectus in the section captioned the "Exchange Offer--Conditions to the Exchange Offer."

        3.Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

        4.The Exchange Offer expires at 5:00 p.m., New York City time, on the
          Expiration Date unless extended by the Company.

        If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form set forth below. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes.


                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by the Company with respect to their Original Notes.

        This will instruct you to tender the number of Original Notes indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal. (Check one).

 Box  1    [_] Please tender my Original Notes held by you for my account. If
           I do not wish to tender all of the Original Notes held by you for my account, I have identified on a signed schedule attached hereto the number of Original Notes that I do not wish tendered.

 Box 2 [_] Please do not tender any Original Notes held by you for my account.

        The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and acknowledges that such Letter of Transmittal may be enforced against the undersigned.

 Date                        , 20__

                                    ______________________________________
                                               Signature(s)

                                    ______________________________________

                                    ______________________________________
                                            Please print name(s) here



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                                    ______________________________________

                                    ______________________________________

                                    ______________________________________
                                               Address(es)

                                    ______________________________________
                                          Area Code and Telephone No.

        UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL ORIGINAL NOTES.



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